                                                                    EXHIBIT 99.1

PRESS RELEASE                                   FOR IMMEDIATE RELEASE
                                                CONTACT: TERRY J. HOWARD, CEO
                                                TELEPHONE:  (217) 465-6381

                      FIRST BANCTRUST CORPORATION ANNOUNCES

                             SECOND QUARTER RESULTS


Paris, Illinois - (August 4, 2003) First BancTrust Corporation (the "Company") (NASDAQ/SCM: FBTC), the parent company of First Bank & Trust, s.b. (the "Bank") announced net income for the three months ending June 30, 2003 of $459,000, compared to net income of $440,000 for the three months ending June 30, 2002. The Company had basic earnings per share of $.40 and diluted earnings per share of $.38 for the three months ending June 30, 2003 compared to basic and diluted earnings per share of $.34 for the three months ended June 30, 2002.

For the six months ended June 30, 2003, the Company reported net income of $971,000 compared to net income of $718,000 for the six months ended June 30, 2002. The Company reported basic earnings per share of $.83 and diluted earnings per share of $.79 for the six months ended June 30, 2003 compared to basic and diluted earnings per share of $.54 for the six months ended June 30, 2002.

In his announcement of the results, Company Chief Executive Officer, Terry J. Howard said: "The operating results for the first six months of this year reflect our ability to adapt to a dynamic and demanding economic environment. We asked our employees for exceptional performance and they delivered. As a community bank, we must respond to the financial needs of our customers as quickly and effectively as possible. During the first six months of this year, we originated nearly $28 million of investment quality loans for sale into the secondary market, nearly double the total amount sold into the secondary market for the first six months of last year. Since we retain the servicing on those loans, our borrowers continue to enjoy the benefits of local personal service and competitive lower rates on their loans. With the unprecedented level of refinancing, loan servicing revenue, net of costs and amortized expenses, was higher by $122,000 for the first six months of 2003 compared with the same period in 2002. Our deposit services continue to be well-received in the markets we serve as total deposits grew by nearly $6 million since December 31, 2002. We were able to maintain our net interest margin while continuing to enhance services available to our demand deposit account holders that also improved fee income. As evidence of our continuing pursuit of new opportunities that will both strengthen the balance sheet and improve income over the long term, we applied for and received approval to establish a new banking facility in Savoy, Illinois, a growing, dynamic community in Champaign County. We anticipate operations in Savoy to begin by October of this year."



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On June 30, 2003, the Company had $217 million of total assets, $153 million of total deposits and $27 million of total stockholders' equity. First BancTrust Corporation is the holding company for First Bank & Trust, s.b., an Illinois chartered, FDIC-insured savings bank. First Bank & Trust conducts business out of its main office and its operations office, both in Paris, Illinois, and one branch office in Marshall, Illinois.

This press release is not intended to be a detailed discussion of the Company's financial operations for the six months ending June 30, 2003. A more detailed discussion is contained in the Form 10-QSB to be filed on or before August 14, 2003 with the United States Securities and Exchange Commission. It will be available at www.sec.gov or on request by calling the telephone number listed at the head of this release.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 as amended, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company and its wholly-owned subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory provisions; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality of composition of the loan or investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market area; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.



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                          FIRST BANCTRUST CORPORATION
                         SELECTED FINANCIAL INFORMATION
                  (in thousands of dollars except share data)


                                                                                  06/30/03           12/31/2002
                                                                                 (Unaudited)
--------------------------------------------------------------------------------------------------------------------
     Balance Sheet Data

     Total assets                                                             $       216,945   $       202,725
     Cash and cash equivalents                                                         12,440            10,453
     Investment securities                                                             85,453            72,747
     FHLB stock                                                                         3,875             3,712
     Loans held for sale                                                                1,259               597
     Loans, net of allowance for loans losses of $1,883 and $1,963                    104,436           105,182
     Deposits                                                                         153,086           147,335
     Borrowings                                                                        35,500            26,501
     Stockholders' Equity                                                              26,686            27,306

     Book value per common share                                              $         20.89   $         19.99


                                                  Three Months Ended          Six Months Ended
SUMMARY OF OPERATIONS                           6/30/2003    6/30/2002    6/30/2003     6/30/2002
---------------------                           ---------    ---------    ---------     ---------
                                               (unaudited)  (unaudited)  (unaudited)   (unaudited)

Interest Income                                $    2,916   $    3,300   $    6,019        6,537
Interest Expense                                    1,172        1,412        2,334        2,861

Net Interest Income                                 1,744        1,888        3,685        3,676

Provision for Loan Losses                             169          297          333          496
Non-Interest Income                                   877          763        1,589        1,244
Non-Interest Expense                                1,726        1,699        3,468        3,299

Income Before Income Tax                              726          655        1,473        1,125
Income Tax Expense                                    267          215          502          407

Net Income                                     $      459   $      440   $      971          718

Basic Earnings per Share                       $     0.40         0.34   $     0.83         0.54
Diluted Earnings per Share                     $     0.38         0.34   $     0.79         0.54

Ratios Based on Net Income
Return on Average
 Stockholders' Equity                                6.97%        6.35%        7.28%        5.17%
Return on Average Assets                             0.85%        0.86%        0.92%        0.70%

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